SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2015


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
___________	  ____________	  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

               80 Orville Drive, Suite 102
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On June 26, 2015, Registrant entered into (1) a one-year credit agreement with First National Bank of Pennsylvania ("Lender") for an Export-Related Revolving Line of Credit which is guaranteed by the Export-Import Bank of the United States, in an aggregate principal amount not to exceed $998,500 at any one time outstanding, for the purpose of providing Registrant with working capital to support its export business at an annual interest rate of prime plus 2% and an annual fee of 1.75%; and (2) a one-year Demand Line of Credit in the aggregate principal amount not to exceed $300,000 for regular working capital needs, at an annual interest rate equal to the prime rate, currently 3.25%.

Advances under both lines are to be secured by a pledge of Collateral consisting of the inventory, accounts, chattel paper, equipment and general intangibles of the Company. In addition, the Demand Line of Credit is collaterized with a cash collateral account of $300,000 which will be released upon certain financial criteria being met or the line being paid and terminated, whichever comes first.

Maturity of principal and interest under both lines accelerates upon the occurrence of an event of default. The events specified include failure to pay outstanding obligations, a material adverse change in the Company's financial condition or prospects and acts of insolvency. During any period of default the interest rate increase by 3% per annum.

In connection with this financing, the Registrant terminated its previous line of credit agreement with Bank of America, N.A.
with no further obligations due to the bank.

The Registrant also entered into $100,000 one-year note purchase agreements, bearing interest at 5%, with each of Ms. Grace March, a current director of the Company and Mr.
James Maloy, a current shareholder and the principal stockholder of Fulcrum, Inc. which sold to the Company its TORBAL scales and balance business in February 2014. The notes are subordinate and junior in the right of payment to the Lender.



ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.             Exibit
___________             _____________________________
10.1                    Credit Agreement
10.2			Export-Related Credit Note
10.3			Demand Line of Credit Note
10.4			SEcurity Agreement
10.5			Note Purchase Agreement with Ms. March
10.6			Note Purchase Agreement with Mr. Maloy




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	June 30, 2015
			           By: /s/ Helena R. Santos
                                   ________________________

			           Helena R. Santos,
			           President and Chief Executive
 			           Officer